EXHIBIT 23.2

CONSENT OF MORGAN & COMPANY

[LETTERHEAD OF MORGAN & COMPANY]

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement on Form SB-2/A of Patch International Inc. of our Independent Auditors’ Report, dated July 28, 2006, on the consolidated balance sheet of Patch International Inc. as of May 31, 2006, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the year ended May 31, 2006.

In addition, we consent to the reference to us under the headings “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and “Experts” in such Registration Statement.

Vancouver, Canada                                                                                                                   /s/ Morgan & Company

November 6, 2007                                                                                                                  Chartered Accountants